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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Encore Acquisition Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE ACQUISITION COMPANY

777 Main Street
Suite 1400
Fort Worth, Texas 76102

SUPPLEMENT TO PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2006

Dear Stockholder:

      This supplement should be read together with the Proxy Statement, dated March 28, 2006 (the “Proxy Statement”), for the 2006 Annual Meeting of Stockholders of Encore Acquisition Company (the “Company”), which was filed with the Securities and Exchange Commission on March 29, 2006 and mailed to the Company’s stockholders on or about April 4, 2006. The following information corrects certain biographical information regarding Mr. John A. Bailey, a nominee for director, as reflected under the heading “Election of Directors — Board Recommendation” beginning on page 8 of the Proxy Statement:

Biographical Information For John A. Bailey

John A. Bailey Age 36	Mr. Bailey has been employed as Vice President, Energy at Amaranth Group LLC (a multi-strategy investment fund) since March 2005. Mr. Bailey was a consultant to Amaranth Group LLC from October 2004 until March 2005. From October 2000 until August 2004, Mr. Bailey was an equity research analyst and Vice President of Equity Research for Deutsche Bank Securities with a focus on the North American exploration and production segment of the energy industry. From May 1997 until October 2000, Mr. Bailey was part of the oil and gas equity research group at Donaldson, Lufkin & Jenrette, Inc. Mr. Bailey is also a founding director and stockholder of CrossPoint Energy, LLC (a private oil and gas company). Mr. Bailey received bachelor of arts degrees in Economics and Government from Cornell University.

      Please refer to the Proxy Statement for additional information concerning the 2006 Annual Meeting and the matters on which your proxy is solicited by the Board of Directors of the Company. You can find information on how to vote your shares beginning on page 1 of the Proxy Statement.

Sincerely,

L. Ben Nivens
Corporate Secretary

Fort Worth, Texas

April 17, 2006